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                                  EXHIBIT 99.1
                                  PRESS RELEASE

                                                                  MEDIA CONTACT:
                                                              Patricia A. Roche'
                                                     Manager of Public Relations
                                                           Phone: (415) 878-4001
                                                             Fax: (415) 893-9086
                                                             proche@imsisoft.com


FOR IMMEDIATE RELEASE

                        IMSI RAISES $5 MILLION IN EQUITY
                            THROUGH PRIVATE PLACEMENT

NOVATO, CALIFORNIA, MARCH 23, 1999 - IMSI(R) (NASDAQ: IMSI) - software developer and creator of one of the fastest growing visual content and graphics portals on the Internet announced today that it has closed a $5 million private placement of common stock.

The placement has been made to a fund managed by HEIGHTS CAPITAL MANAGEMENT, a leader in equity financing for emerging growth companies.

"IMSI has funded much of its growth from retained earnings and borrowings over the years," says Martin Sacks, president and chief executive officer for IMSI. "In light of our strategy to move our business aggressively to the Internet, as well as our desire to strengthen our balance sheet, raising additional capital was a prudent step to take."

Under the terms of the agreement, IMSI sold an aggregate of 437,637 shares of unregistered common stock, at a price of $11.43 per share. In addition to the common stock, the new investors received warrants to purchase an additional 131,291 common shares at a price of $14.85 per share. They also have an option to invest an additional $3 million to purchase common shares within 18 months from the closing, at a price of $14.28 per share.

IMSI intends to file a registration statement covering the common shares on or before April 5, 1999. Included in the terms of the agreement are various other provisions and possible adjustments. Based on the occurrence of certain events, including the share

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IMSI
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price at the time the registration is declared effective, these provisions could result in a reset of the common stock and option prices, which could cause additional shares to be issued.

ABOUT IMSI

Headquartered in Novato, California, IMSI (International Microcomputer Software, Inc.) develops and sells software in 13 languages and in more than 60 countries worldwide.

A leading provider of graphics and visual content over the Internet with web sites receiving approximately 1.4 million visitors each month, IMSI has signed promotional agreements for its ARTTODAY.COM web site with a number of major companies, including MICROSOFT (NASDAQ: MSFT); LOTUS/IBM (NYSE: IBM), APPLE (NASDAQ: AAPL), YAHOO!, CANON, SOFTWARE EXPRESS, and CENDANT SOFTWARE, among others.

For more information, please contact IMSI public relations at (415) 878-4000, or visit http://www.imsisoft.com


                           Forward Looking Statement:

        To the extent that any of the statements contained herein relating to IMSI's financial health are forward-looking, such statements are based on current expectations that involve a number of uncertainties and risks.

        Such uncertainties and risks include, but are not limited to, the development of new products, the enhancement of existing products, competitive pricing pressures, product volume and mix, timing of orders received and the introduction of competitive products having technological and/or pricing advantages. As a result, the Company's operating results may fluctuate, especially when measured on a quarterly basis. For further information, refer to the risk factors included on the Company's Annual Report and Form 10-K for the year ended June 30, 1998 as filed with the Securities and Exchange Commission.

  IMSI is a registered trademark of International Microcomputer Software, Inc.
     Other company and product names mentioned herein are the trademarks or registered trademarks of their respective owners.